Exhibit A

Solus Funds

Sola Ltd
Ultra Master Ltd
Ultra NB LLC
Solus Opportunities Fund 5 LP

Additional IRA Parties

Barings Global High Yield Credit Strategies Limited
Australian Super PTY Ltd as trustee for Australian Super
Dover Credit Limited
Barings European Loan Strategy 1 Limited
Barings European Loan Limited
Danske European Loan Fund 1
Barings Global Special Situations Credit 3 S.a.r.l.
BYBROOK CAPITAL BADMINTON FUND LP
BYBROOK CAPITAL BURTON PARTNERSHIP LP
BYBROOK CAPITAL MASTER FUND LP
BYBROOK CAPITAL HAZELTON MASTER FUND LP
American High-Income Trust
The Income Fund of America
American Funds Insurance Series — Asset Allocation Fund
American Funds Insurance Series — Global Bond Fund
American Funds Insurance Series — High-Income Bond Fund
Capital World Bond Fund
JPMorgan Funds - Flexible Credit Fund
JPMorgan Funds - Flexible Credit Fund
JPMorgan Flexible Credit Long Short Fund
JPMorgan Flexible Credit Long Short Fund
GIM Specialist Investment Funds - GIM Multi Sector Credit Fund
GIM Specialist Investment Funds - GIM Multi Sector Credit Fund
Advanced Series Trust - AST J.P. Morgan Strategic Opportunities Portfolio
JPMorgan Investment Funds- Income Opportunity Fund
Aon Hewitt Investment Consulting, Inc.
JPMorgan Investment Funds- Global Income Conservative Fund
Commingled Pension Trust Fund (High Yield) of JPMorgan Chase Bank, N.A.
JPMorgan Global Allocation Fund
JPMorgan Investment Funds- Global Income Fund
JPMorgan Income Builder Fund
JPMorgan High Yield Fund
Louisiana State Employees’ Retirement System
LVIP JPMorgan High Yield Fund
JPMorgan Funds ICVC - JPM Multi-Asset Income Fund
JPMorgan Multi Income Fund
Aon Hewitt Collective Investment Trust
Commingled Pension Trust Fund (Core Plus Bond) of JPMorgan Chase Bank, N.A.
JPMorgan Global Bond Opportunities Fund
JPMorgan Funds - Global Bond Opportunities Fund
JPMorgan Core Plus Bond Fund
Old Mutual Specialist Funds
JPMorgan Global Bond Opportunities Fund
JPMorgan Funds - Global Bond Opportunities Fund
JPMorgan Funds - US High Yield Plus Bond Fund
JPMorgan Chase Retirement Plan

[Joint Filing Agreement – Concordia International Corp.]

Advanced Series Trust - AST J.P. Morgan Global Thematic Portfolio
Advanced Series Trust - AST High Yield Portfolio
Advanced Series Trust - AST J.P. Morgan Strategic Opportunities Portfolio
Merrill Lynch Pierce Fenner and Smith Inc.
BayCity Credit Opportunities Fund LP
Symphony Floating Rate Senior Loan Fund
California Street CLO XII, Ltd.
BayCity Corporate Arbitrage and Relative Value Fund, L.P.
BayCity Event Driven Opportunities Master Fund, L.P.
BayCity Long-Short Credit Master Fund Ltd.
Menard, Inc.
Nuveen Credit Strategies Income Fund
Nuveen Floating Rate Income Fund
Nuveen Floating Rate Income Opportunity Fund
Nuveen Short Duration Credit Opportunities Fund
Nuveen Senior Income Fund
Nuveen Symphony Floating Rate Income Fund
PENSIONDANMARK PENSIONSFORSIKRINGSAKTIESELSKAB
Principal Diversified Real Asset CIT
Principal Funds, Inc. - Diversified Real Asset Fund
BAYCITY SENIOR LOAN MASTER FUND LIMITED
BayCity Alternative Investment Funds SICAV-SIF - BayCity US Senior Loan Fund

[Joint Filing Agreement – Concordia International Corp.]